Exhibit 99.1
Affirm Reports Fourth Quarter and Fiscal Year 2021 Results

Exceeds Fourth Quarter Financial Outlook

Accelerates Q4 Gross Merchandise Volume Growth to 106% and Total Revenue Growth to 71% Year Over Year

Expands Network by Nearly Doubling Active Consumers and Growing Active Merchants by Over 400% Year Over Year

Expects Fiscal Year 2022 GMV Growth of At Least 50%, or 70% Excluding Peloton, Prior to Any Benefit from the Recently Announced Amazon Partnership

SAN FRANCISCO – September 9, 2021 – Affirm Holdings, Inc. (NASDAQ: AFRM) (“Affirm” or the "Company”), the payment network that empowers consumers and helps merchants drive growth, today reported financial results for its fourth quarter and fiscal year ended June 30, 2021.

“Affirm’s strong results this quarter and fiscal year demonstrate the progress we are making in rapidly expanding our network,” said Max Levchin, Founder and Chief Executive Officer of Affirm. “More consumers and merchants are continuing to choose Affirm because of our ability to offer a variety of ways to pay, thanks to our unrivaled technology. During the fourth quarter, we increased the number of merchants on our platform by more than fivefold, more than doubled gross merchandise volume and grew active consumers by 97% year over year.”

Levchin continued, “The secular shift toward flexible and transparent financial products continues to accelerate. With our superior technology, Affirm is strongly positioned to build a more valuable two-sided network for consumers and merchants. We remain focused on extending our leadership position with our core products, while capitalizing on our vast opportunities to empower more people with the new ones we continue to launch.”
Fourth Quarter and Fiscal Year 2021 Operating Highlights:
All comparisons are made versus the same period in fiscal year 2020 unless otherwise stated.

•Gross merchandise volume ("GMV") for the fourth quarter of fiscal 2021 was $2.5 billion, an increase of 106%, or 178% excluding Peloton; GMV for fiscal year 2021 was $8.3 billion, an increase of 79%, or 91% excluding Peloton
•Active merchants grew by 412% to nearly 29,000 for the fourth quarter of fiscal 2021, including several thousand newly integrated Shopify merchants
•Active consumers grew 97% to 7.1 million
•Transactions per active consumer increased 8% to approximately 2.3 as of June 30, 2021
Fourth Quarter of Fiscal Year 2021 Financial Highlights:1
All comparisons are made versus the same period in fiscal year 2020 unless otherwise stated.

•Total revenue was $261.8 million, a 71% increase, driven by increases in network revenue and interest income, related to growth in GMV and loans held for investment, respectively, as well as gains on loan sales
1 Information about Affirm's use of non-GAAP financial measures is provided under "Key Operating Metrics, Non-GAAP Financial Measures and Supplemental Performance Indicators" and "Use of Non-GAAP Financial Measures" below, and reconciliation of GAAP results to non-GAAP results are provided in the tables at the end of this press release.

•Total revenue less transaction costs was $147.7 million, compared to $107.6 million in the fourth quarter of fiscal 2020, owing to the strong revenue growth; the prior year included a $32.2 million gain in provision for credit losses due to stronger than expected repayments and reduced stress multiples from the initial stress levels at the onset of the COVID-19 pandemic
•Operating loss was $124.7 million compared to operating income of $39.3 million in the fourth quarter of fiscal 2020, and includes a $105.2 million increase in stock-based compensation following the Company's January 2021 initial public offering ("IPO")
•Adjusted operating income for the fourth quarter of fiscal 2021 was $14.2 million, compared to adjusted operating income of $46.7 million reported in the fourth quarter of fiscal 2020
•Net loss for the fourth quarter of fiscal 2021 was $128.2 million compared to net income of $34.8 million in the fourth quarter of fiscal 2020, and includes the above-mentioned increase in stock-based compensation following the IPO
Fiscal Year 2021 Financial Highlights:1
All comparisons are made versus fiscal year 2020 unless otherwise stated.

•Total revenue was $870.5 million, a 71% increase, driven primarily by growth in network revenue and interest income related to growth in GMV and loans held for investment, respectively
•Total revenue less transaction costs was $431.4 million, compared to $160.9 million in fiscal year 2020, driven by strong revenue growth, and offset by a $90.4 million increase in transaction costs
•Operating loss was $379.2 million compared to $107.8 million in fiscal year 2020. Fiscal year 2021 operating loss included a $257.9 million year-to-year increase in stock-based compensation following the company's IPO, as well as $64.8 million in amortization expense for stock warrants related to the Company's commercial agreement with Shopify, offset by a $39.2 million decrease in provision for credit losses year on year
•Adjusted operating income was $14.3 million, compared to an adjusted operating loss of $68.3 million
•Net loss was $430.9 million compared to $112.6 million in fiscal year 2020, and includes a $257.9 million increase in stock-based compensation following the IPO and the above-mentioned Shopify warrant expense
Recent Business Highlights
•In June 2021, the Company advanced its exclusive partnership with Shopify by making Shop Pay Installments, exclusively powered by Affirm, available to all eligible Shopify merchants in the United States
•In August 2021, the Company completed a $500 million securitization of its point-of-sale installment loans, which represented the Company’s most successful and efficient issuance to date with attractive terms
•In August 2021, the Company announced a non-exclusive partnership with Amazon to offer Affirm's flexible payment solutions to consumers who shop on Amazon.com in the U.S., allowing them to split the total cost of purchases of $50 or more into simple monthly payments, without late or hidden fees. Amazon and Affirm are testing with select customers now, and in the coming months, Amazon plans to make Affirm more broadly available to its customers

“We delivered another set of excellent results to close out our fiscal year with GMV and revenue growth continuing to accelerate,” said Michael Linford, CFO of Affirm. “During the fourth quarter, we delivered strong unit economics while driving even greater capital efficiency. The strategic progress we achieved in fiscal year 2021 sets us up for long-term growth. We have never been more confident and excited in Affirm's future.”
Financial Outlook
The following table summarizes Affirm's financial outlook for the first quarter and fiscal year 2022 periods.

	Fiscal Q1 2022	Fiscal Year 2022
GMV	$2.42 to $2.52 billion	$12.45 to $12.75 billion
Revenue	$240 to $250 million	$1,160 to $1,190 million
Transaction Costs	$145 to $150 million	$605 to $620 million
Revenue Less Transaction Costs	$95 to $100 million	$555 to $570 million
Adjusted Operating Loss[2]	$(68) to $(63) million	$(145) to $(135) million
Weighted Average Shares Outstanding	275 million	290 million

Affirm's financial outlook assumes the following for GMV and revenue:

•The Company has not included estimates of potential contributions to GMV or revenue from the recently announced partnership with Amazon, which is currently being tested with select customers. The Company plans to provide additional detail on the financial impact of the partnership in subsequent quarters
•The Company has also not included any potential GMV or Revenue contributions from its forthcoming rollout of Affirm Debit+ and plans to update its outlook as the offering is more widely available
•The Company expects a moderation in GMV and revenue from Peloton in fiscal year 2022

In fiscal year 2022, Affirm expects GMV to grow faster than revenue as the Company's GMV mix shifts toward shorter duration Split Pay volume, and the volume coming from longer-duration Peloton financing de-concentrates.

Affirm's fiscal year 2022 financial outlook also reflects its strategy to drive growth in its network through continued investment in product as well as merchant and consumer acquisition and retention efforts. The Company is intentionally prioritizing increased investments in both its product and engineering teams, while also increasing its brand and direct response marketing efforts. These investments are expected to benefit the Company's product innovation capabilities and brand awareness in support of its long-term growth objectives.
Conference Call
Affirm will host a conference call and webcast to discuss fourth quarter fiscal year 2021 financial results on Thursday, September 9, 2021, at 5:00 pm ET. Hosting the call will be Max Levchin, Founder and Chief Executive Officer, and Michael Linford, Chief Financial Officer. The conference call will be webcast live from the Company's investor relations website at https://investors.affirm.com/. A replay will be available on the investor relations website following the call.
2 A reconciliation of adjusted operating loss to the comparable GAAP measure is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future.

Investor Forum
Affirm will also hold a virtual event after the close of market on September 28, 2021 to provide an update on its strategic, financial and product initiatives. The event will feature keynote presentations by Max Levchin, Founder and Chief Executive Officer, and Michael Linford, Chief Financial Officer, and Q&A sessions with Mr. Levchin, Mr. Linford and additional members of its executive leadership team. The event will be webcast from Affirm’s investor relations website at https://investors.affirm.com/ and a replay will be available following the event.
Key Operating Metrics, Non-GAAP Financial Measures and Supplemental Performance Indicators

	Three Months Ended June 30,		Year Ended June 30,
	2021	2020	2021	2020

	(in millions, except GMV and percent data) (unaudited)
GMV (in billions)	$2.5	$1.2	$8.3	$4.6
Total Revenue, net	$261.8	$153.3	$870.5	$509.5
Total Revenue as a % of GMV	10.5%	12.7%	10.5%	11.0%
Transaction Costs (Non-GAAP)	$114.0	$45.8	$439.0	$348.7
Transaction Costs as a % of GMV	4.6%	3.8%	5.3%	7.5%
Revenue Less Transaction Costs (Non-GAAP)	$147.7	$107.6	$431.4	$160.9
Revenue Less Transaction Costs as a % of GMV (Non-GAAP)	5.9%	8.9%	5.2%	3.5%
Operating (Loss) Income	$(124.7)	$39.3	$(379.2)	$(107.8)
Operating Margin	(47.6)%	25.6%	(43.6)%	(21.2)%
Adjusted Operating Income (Loss) (Non-GAAP)	$14.2	$46.7	$14.3	$(68.3)
Adjusted Operating Margin (Non-GAAP)	5.4%	30.5%	1.6%	(13.4)%
Net (Loss) Income	$(128.2)	$34.8	$(430.9)	$(112.6)

	June 30, 2021	June 30, 2020	June 30, 2019

	(unaudited)
Active Consumers (in millions)	7.1	3.6	2.0
Transactions per Active Consumer	2.3	2.1	2.0
Active Merchants (in thousands)	29.0	5.7	3.1
Total Platform Portfolio (Non-GAAP) (in billions)	$4.7	$2.5	$1.4
Equity Capital Required (Non-GAAP) (in millions)	$178.1	$220.8	$169.6
Equity Capital Required as a % of Total Platform Portfolio (Non-GAAP)	3.8%	8.9%	12.0%
Allowance for Credit Losses as a % of Loans Held for Investment	5.8%	9.2%	9.0%
Key Operating Metrics
•Gross Merchandise Volume ("GMV") - The Company defines GMV as the total dollar amount of all transactions on the Affirm platform during the applicable period, net of refunds. GMV does not represent revenue earned by the Company. However, the Company believes that GMV is a useful operating metric to both the Company and investors in assessing the volume of transactions that take place on the Company's platform, which is an indicator of the success of the Company's merchants and the strength of that platform.
•Active Consumers - The Company defines an active consumer as a consumer who engages in at least one transaction on its platform during the 12 months prior to the measurement date. The Company believes that active consumers is a useful operating metric to both the Company and investors in assessing consumer adoption and engagement and measuring the size of the Company's network.
•Transactions per Active Consumer - Transactions per active consumer is defined as the average number of transactions that an active consumer has conducted on its platform during the 12 months prior to the measurement date. The Company believes that transactions per active consumer is a useful operating metric to both the Company and investors in assessing consumer engagement and repeat usage, which is an indicator of the value of the Company's network.
Non-GAAP Financial Measures
•Transaction Costs - The Company defines transaction costs as the sum of loss on loan purchase commitment, provision for credit losses, funding costs, and processing and servicing expense. The Company believes that transaction costs is a useful financial measure to both the Company and investors of those costs, which vary with the volume of transactions processed on the Company's platform.
•Transaction Costs as a Percentage of GMV - The Company defines transaction costs as a percentage of GMV as transaction costs, as defined above, as a percentage of GMV, as defined above. The Company believes that transaction costs as a percentage of GMV is a useful financial measure to both the Company and investors as it approximates the variable cost efficiency of transactions processed on the Company's platform.
•Revenue Less Transaction Costs - The Company defines revenue less transaction costs as GAAP total revenue less transaction costs, as defined above. The Company believes that revenue less transaction costs is a useful financial measure to both the Company and investors of the economic value generated by transactions processed on the Company's platform.
•Revenue Less Transaction Costs as a Percentage of GMV - The Company defines revenue less transaction costs as a percentage of GMV as revenue less transaction costs, as defined above, as a percentage of GMV, as defined above. The Company believes that revenue less transaction costs as a percentage of GMV is a useful financial measure to both the Company and investors of the unit economics of transactions processed on the Company's platform.
•Adjusted Operating (Loss) Income - The Company defines adjusted operating (loss) income as its GAAP operating loss, excluding: (a) depreciation and amortization; (b) stock-based compensation included in GAAP operating loss; (c) the amortization of its commercial agreement asset; and (d) certain other costs as set forth in the reconciliation of adjusted operating (loss) income to GAAP operating loss included in the tables at the end of this press release. Adjusted operating (loss) income is presented because the Company believes that it is a useful financial measure to both the Company and investors for evaluating its operating performance and that it facilitates period to period comparisons of the Company's results of operations as the items excluded generally are not a function of the Company's operating performance.
•Adjusted Operating Margin - The Company defines adjusted operating margin as its adjusted operating (loss) income, as defined above, as a percentage of its GAAP total revenue. Similar to adjusted operating (loss) income, the Company believes that adjusted operating margin is a useful financial measure to both the Company and investors for evaluating its operating performance and that it facilitates period to period comparisons of the Company's results of operations as the items excluded generally are not a function of the Company's operating performance.
•Total Platform Portfolio - The Company defines total platform portfolio as the unpaid principal balance outstanding of all loans facilitated through its platform as of the balance sheet date, including loans held for investment, loans held for sale, and loans owned by third-parties. The Company believes that total platform portfolio is a useful financial measure to both the Company and investors in assessing the scale of funding requirements for the Company's network.

•Equity Capital Required - The Company defines equity capital required as the sum of the balance of loans held for investment and loans held for sale, less the balance of funding debt and notes issued by securitization trusts as of the balance sheet date. The Company believes that equity capital required is a useful financial measure to both the Company and investors in assessing the amount of the Company's total platform portfolio that the Company funds with its own equity capital.
•Equity Capital Required as a Percentage of Total Platform Portfolio - The Company defines equity capital required as a percentage of total platform portfolio as equity capital required, as defined above, as a percentage of total platform portfolio, as defined above. The Company believes that equity capital required as a percentage of total platform portfolio is a useful financial measure to both the Company and investors in assessing the proportion of outstanding loans on the Company's platform that are funded by the Company's own equity capital.
Supplemental Performance Indicators
•Active Merchants - The Company defines an active merchant as a merchant which engages in at least one transaction on its platform during the 12 months prior to the measurement date. The Company believes that active merchants is a useful performance indicator to both the Company and investors because it measures the reach of the Company's network.
•Total Revenue as a Percentage of GMV - The Company defines total revenue as a percentage of GMV as GAAP total revenue as a percentage of GMV, as defined above. The Company believes that total revenue as a percentage of GMV is a useful performance indicator to both the Company and investors of the revenue generated on a transaction processed on the Company's platform.
•Allowance for Credit Losses as a Percentage of Loans Held for Investment - The Company defines allowance for credit losses as a percentage of loans held for investment as GAAP allowance for credit losses as a percentage of GAAP loans held for investment. The Company believes that allowance for credit losses as a percentage of loans held for investment is a useful performance indicator to both the Company and investors of the future estimated credit losses on the Company's outstanding loans held for investment.
Use of Non-GAAP Financial Measures
To supplement the Company's condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), the Company presents the following non-GAAP financial measures: transaction costs, transaction costs as a percentage of GMV, revenue less transaction costs, revenue less transaction costs as a percentage of GMV, adjusted operating (loss) income, adjusted operating margin, total platform portfolio, equity capital required, and equity capital required as a percentage of total platform portfolio. Definitions of these non-GAAP financial measures are included under "Key Operating Metrics, Non-GAAP Financial Measures and Supplemental Performance Indicators" above, and reconciliations of these non-GAAP financial measures with the most directly comparable GAAP financial measures are included in the tables below.

Summaries of the reasons why the Company believes that the presentation of each of these non-GAAP financial measures provides useful information to the Company and investors are included under "Key Operating Metrics, Non-GAAP Financial Measures and Supplemental Performance Indicators" above. In addition, the Company uses these non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of its annual operating budget, and for evaluating the effectiveness of its business strategy. However, these non-GAAP financial measures are presented for supplemental informational purposes only, and these non-GAAP financial measures have limitations as analytical tools. Some of these limitations are as follows:

•Revenue less transaction costs and revenue less transaction costs as a percentage of GMV are not intended to be measures of operating profit or loss as they exclude key operating expenses such as technology and data analytics, sales and marketing, and general and administrative expenses;

•Adjusted operating (loss) income and adjusted operating margin exclude certain recurring, non-cash charges such as depreciation and amortization, although the assets being depreciated and amortized may need to be replaced in the future, and share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense and an important part of the Company's compensation strategy; and

•Other companies, including companies in the same industry, may calculate these non-GAAP financial measures differently from how the Company calculates them or not at all, which reduces its usefulness as a comparative measure.

Accordingly, investors should not consider these non-GAAP financial measures in isolation or as substitutes for analysis of the Company's financial results as reported under GAAP, and these non-GAAP measures should be considered along with other operating and financial performance measures presented in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate the business.

Cautionary Note About Forward-Looking Statements
This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. All statements other than statements of historical fact are forward-looking statements, including statements regarding: the Company's strategy and future operations, including the Company's partnerships with Amazon and Shopify; the development, innovation, introduction and performance of the Company's products, including the Debit+ Card; acquisition and retention of merchants and consumers; the Company's future growth, investments, network expansion, product mix, brand awareness, financial position, gross market value, revenue, transaction costs, operating income, provision for credit losses, and cash flows; and general economic trends and trends in the Company's industry and markets. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Risks, uncertainties and assumptions include factors relating to: the Company's need to attract additional merchants and consumers and retain and grow its relationships with existing merchants and consumers; its need to maintain a consistently high level of consumer satisfaction and trust in its brand; the concentration of a large percentage of its revenue with a single merchant partner; its ability to sustain its revenue growth rate or the growth rate of its related key operating metrics; the highly competitive nature of its industry; the terms of its agreement with one of its originating bank partners; its existing funding arrangements that may not be renewed or replaced or its existing funding sources that may be unwilling or unable to provide funding to it on terms acceptable to it, or at all; its ability to effectively underwrite loans facilitated through its platform and accurately price credit risk; the performance of loans facilitated through its platform; changes in market interest rates; its securitizations, warehouse credit facilities and forward flow agreements; the impact on its business of general economic conditions, the financial performance of its merchants, and fluctuations in the U.S. consumer credit market; its ability to grow effectively through acquisitions or other strategic investments or alliances; and other risks that are described in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021 and in its other filings with the U.S. Securities and Exchange Commission.

These forward-looking statements reflect the Company's views with respect to future events as of the date hereof and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements are made as of the date hereof, and the Company assumes no obligation and does not intend to update these forward-looking statements.
About Affirm
Affirm’s mission is to deliver honest financial products that improve lives. By building a new kind of payment network — one based on trust, transparency and putting people first — we empower millions of consumers to spend and save responsibly, and give thousands of businesses the tools to fuel growth. Unlike credit cards and other pay-over-time options, we show consumers exactly what they will pay up front, never increase that amount, and never charge any late or hidden fees.

Contacts
Investor Relations
ir@affirm.com

Media
press@affirm.com

AFRM-F

AFFIRM HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share amounts)

	June 30, 2021	June 30, 2020
Assets
Cash and cash equivalents	$1,466,558	$267,059
Restricted cash	226,074	61,069
Loans held for sale	13,030	4,459
Loans held for investment	2,022,320	1,034,312
Allowance for credit losses	(117,760)	(95,137)
Loans held for investment, net	1,904,560	939,175
Accounts receivable, net	91,575	59,001
Securitization notes receivable and residual certificates (at fair value)	16,170	—
Property, equipment and software, net	62,499	48,140
Goodwill	516,515	1,255
Intangible assets	67,930	2,496
Commercial agreement assets	227,377	—
Other assets	274,679	19,597
Total Assets	$4,866,967	$1,402,251
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Liabilities:
Accounts payable	$57,758	$18,361
Payable to third-party loan owners	50,079	24,998
Accrued interest payable	2,751	1,860
Accrued expenses and other liabilities	317,951	27,810
Convertible debt	—	74,222
Notes issued by securitization trusts	1,176,673	—
Funding debt	680,602	817,926
Total liabilities	2,285,814	965,177
Redeemable convertible preferred stock, $0.00001 par value, 30,000,000 and 124,453,009 shares authorized as of June 30, 2021 and June 30, 2020, respectively; zero and 122,115,971 shares issued and outstanding as of June 30, 2021 and June 30, 2020, respectively; liquidation preference of $0 and $809,032 as of June 30, 2021 and June 30, 2020, respectively	—	804,170
Stockholders’ deficit:
Common stock, $0.00001 par value, no shares authorized, issued and outstanding at June 30, 2021; 232,000,000 shares authorized, 47,684,427 shares issued and outstanding as of June 30, 2020	—	—
Class A common stock, par value $0.00001 per share: 3,030,000,000 shares authorized, 181,131,728 shares issued and outstanding as of June 30, 2021; no shares authorized, issued and outstanding as of June 30, 2020	2	—
Class B common stock, par value $0.00001 per share: 88,226,376 shares authorized, issued and outstanding as of June 30, 2021; no shares authorized, no shares issued and outstanding as of June 30, 2020	1	—
Additional paid in capital	3,462,762	80,373
Accumulated deficit	(888,381)	(447,167)
Accumulated other comprehensive gain (loss)	6,769	(302)
Total stockholders’ equity (deficit)	2,581,153	(367,096)
Total Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit	$4,866,967	$1,402,251

AFFIRM HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Year Ended June 30,
	2021	2020	2021	2020
Revenue
Merchant network revenue	$88,657	$85,249	$379,551	$256,752
Virtual card network revenue	19,264	2,699	49,851	19,340
Total network revenue	107,921	87,948	429,402	276,092
Interest income	103,793	49,117	326,417	186,730
Gain on sales of loans	42,582	11,578	89,926	31,907
Servicing income	7,484	4,689	24,719	14,799
Total Revenue, net	$261,780	$153,332	$870,464	$509,528
Operating Expenses(a)
Loss on loan purchase commitment	$51,010	$55,311	$246,700	$161,452
Provision for credit losses	25,489	(32,171)	65,878	105,067
Funding costs	15,623	7,817	52,700	32,316
Processing and servicing	21,924	14,806	73,767	49,831
Technology and data analytics	71,233	31,744	256,082	122,378
Sales and marketing	63,544	5,066	184,279	25,044
General and administrative	137,647	31,439	370,251	121,230
Total Operating Expenses	386,470	114,012	1,249,657	617,318
Operating (Loss) Income	$(124,690)	$39,320	$(379,193)	$(107,790)
Other income (expense), net	(5,985)	(4,413)	(54,073)	(4,432)
(Loss) Income Before Income Taxes	$(130,675)	$34,907	$(433,266)	$(112,222)
Income tax (benefit) expense	(2,448)	94	(2,343)	376
Net (Loss) Income	$(128,227)	$34,813	$(430,923)	$(112,598)
Excess return to preferred stockholders on repurchase	—	—	—	(13,205)
Net (Loss) Income Attributable to Common Stockholders	$(128,227)	$34,813	$(430,923)	$(125,803)
Other Comprehensive Income (Loss)
Foreign currency translation adjustments	$1,994	$562	$7,042	$(302)
Unrealized gains on investments	29	—	29	—
Net Other Comprehensive Income (Loss)	2,023	562	7,071	(302)
Comprehensive (Loss) Income	$(126,204)	$35,375	$(423,852)	$(112,900)
Per share data:
Net loss per share attributable to common stockholders for Common stock, Class A common stock and Class B common stock:
Basic	$(0.48)	$0.73	$(2.72)	$(2.63)
Diluted	$(0.48)	$0.17	$(2.88)	$(2.63)
Weighted average common shares outstanding
Basic	267,282,166	47,552,288	158,367,923	47,856,720
Diluted	267,282,166	199,238,064	159,244,611	47,856,720

(a) Amounts include stock-based compensation as follows:

	Three Months Ended June 30,		Year Ended June 30,
	2021	2020	2021	2020

	(in thousands)
General and administrative	$81,771	$2,496	$183,055	$13,682
Technology and data analytics	21,922	1,988	83,390	12,285
Sales and marketing	6,415	868	19,181	4,040
Processing and servicing	473	28	2,407	82
Total stock-based compensation in operating expenses	$110,581	$5,380	$288,033	$30,089

AFFIRM HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended June 30,		Year Ended June 30,
	2021	2020	2021	2020
Cash Flows from Operating Activities
Net (Loss) Income	$(128,227)	$34,813	$(430,923)	$(112,598)
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Provision for credit losses	25,489	(32,171)	65,878	105,067
Amortization of premiums and discounts on loans, net	(29,666)	(6,937)	(90,371)	(27,605)
Gain on sales of loans	(42,582)	(11,578)	(89,926)	(31,907)
Changes in fair value of assets and liabilities	6,345	3,553	51,655	2,847
Amortization of commercial agreement assets	19,006	—	69,103	—
Amortization of debt issuance costs	2,741	652	6,416	2,313
Stock-based compensation	110,581	5,036	288,033	29,625
Depreciation and amortization	7,887	2,023	19,979	9,444
Impairment of right of use assets	403	—	11,544	—
Purchases of loans held for sale	(1,000,062)	(465,533)	(2,640,734)	(2,101,483)
Proceeds from the sale of loans held for sale	995,281	446,171	2,594,835	2,021,938
Other	(1,893)	661	5,129	81
Change in operating assets and liabilities:
Accounts receivable, net	(16,473)	(15,036)	(22,934)	(19,049)
Other assets	(22,004)	(4,539)	(209,139)	19,936
Accrued interest payable	(1,140)	(365)	1,395	428
Accounts payable	28,159	5,950	32,223	7,514
Accrued expenses and other liabilities	16,923	6,814	119,625	13,868
Payable to third-party loan owners	13,556	2,039	25,082	8,279
Net Cash Used in Operating Activities	(15,676)	(28,447)	(193,130)	(71,302)
Cash Flows from Investing Activities
Purchases and originations of loans held for investment	(1,583,418)	(797,034)	(5,897,252)	(2,830,320)
Proceeds from the sale of loans held for investment	475,816	91,730	824,011	303,433
Principal repayments and other loan servicing activity	1,322,267	686,946	4,324,618	2,294,833
Acquisition, net of cash and restricted cash acquired	(117,657)	—	(222,433)	—
Additions to property, equipment and software	(7,838)	(2,315)	(20,252)	(21,019)
Other investing cash inflows	1,116	—	1,453	—
Other investing cash outflows	(10,178)	—	(32,178)	—
Net Cash Provided by (Used in) Investing Activities	80,108	(20,673)	(1,022,033)	(253,073)
Cash Flows from Financing Activities
Proceeds from funding debt	645,988	604,058	2,942,254	2,132,805
Payment of debt issuance costs	(1,233)	(6,304)	(12,499)	(7,687)
Principal repayments of funding debt	(727,043)	(552,995)	(3,165,103)	(1,882,155)
Proceeds from issuance of notes and residual trust certificates by securitization trusts	(350)	—	1,395,879	—
Principal repayments of notes issued by securitization trusts	(65,865)	—	(210,368)	—
Proceeds from issuance of convertible debt, net	—	75,000	—	75,000
Proceeds from issuance of redeemable convertible preferred stock, net	—	—	434,542	15,481
Repurchases and conversion of redeemable convertible preferred stock	—	—	(13)	(22,591)
Proceeds from initial public offering, net	(125)	—	1,305,176	—
Proceeds from exercise of common stock options and warrants	3,227	958	47,042	2,733
Repurchases of common stock	(14)	—	(800)	(18,854)
Payments of tax withholding for stock-based compensation	(30,714)	—	(158,280)	—
Net Cash Provided by (Used in) Financing Activities	(176,129)	120,717	2,577,830	294,732
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,673)	—	1,837	—
Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	(114,370)	71,597	1,364,504	(29,643)
Cash and cash equivalents and restricted cash, beginning of period	1,807,002	256,531	328,128	357,771
Cash and Cash Equivalents and Restricted Cash, end of period	$1,692,632	$328,128	$1,692,632	$328,128

AFFIRM HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, CONT.
(Unaudited)
(in thousands)

	Three Months Ended June 30,		Year Ended June 30,
	2021	2020	2021	2020
Supplemental Disclosures of Cash Flow Information
Cash payments for interest	$13,115	$6,013	$41,690	$28,085
Cash paid for income taxes	138	—	219	—
Cash paid for operating leases	3,489	—	13,215	—
Supplemental Disclosures of Non-Cash Investing and Financing Activities
Stock-based compensation included in capitalized internal-use software	$4,530	$572	$13,999	$2,921
Additions to property and equipment included in accrued expenses	6	27	6	27
Issuance of warrants in exchange for commercial agreement	—	—	270,579	—
Acquisition of commercial agreement assets	—	—	25,900	—
Conversion of redeemable convertible preferred stock	—	—	1,327,271	—
Conversion of convertible debt	—	—	88,559	—
Issuance of common stock in connection with acquisition	214,475	—	331,498	—
Right of use assets obtained in exchange for operating lease liabilities	—	—	78,421	—

Reconciliation of Non-GAAP Financial Measures

The following tables present a reconciliation of transaction costs, revenue less transaction costs, adjusted operating income (loss), adjusted operating margin, and equity capital required to their most directly comparable financial measures prepared in accordance with GAAP for each of the periods indicated.

	Three Months Ended June 30,		Year Ended June 30,
	2021	2020	2021	2020

	(in thousands, except percent data) (unaudited)
Operating Expenses
Loss on loan purchase commitment	$51,010	$55,311	$246,700	$161,452
Provision for credit losses	25,489	(32,171)	65,878	105,067
Funding costs	15,623	7,817	52,700	32,316
Processing and servicing	21,924	14,806	73,767	49,831
Transaction Costs (Non-GAAP)	$114,046	$45,763	$439,045	$348,666
Technology and data analytics	71,233	31,744	256,082	122,378
Sales and marketing	63,544	5,066	184,279	25,044
General and administrative	137,647	31,439	370,251	121,230
Total Operating Expenses	$386,470	$114,012	$1,249,657	$617,318

Total Revenue, net	$261,780	$153,332	$870,464	$509,528
Less: Transaction Costs (Non-GAAP)	(114,046)	(45,763)	(439,045)	(348,666)
Revenue Less Transaction Costs (Non-GAAP)	$147,734	$107,569	$431,419	$160,862

Operating (Loss) Income	$(124,690)	$39,320	$(379,193)	$(107,790)
Add: Depreciation and amortization	7,887	2,023	19,979	9,444
Add: Stock-based compensation included in operating expenses	110,581	5,380	288,033	30,089
Add: Amortization of Shopify Inc. commercial agreement asset	16,853	—	64,820	—
Add: Other costs[3]	3,582	—	20,697	—
Adjusted Operating Income (Loss) (Non-GAAP)	$14,213	$46,723	$14,336	$(68,257)
Divided by: Total Revenue, net	$261,780	$153,332	$870,464	$509,528
Adjusted Operating Margin (Non-GAAP)	5.4%	30.5%	1.6%	(13.4)%

	June 30, 2021	June 30, 2020	June 30, 2019

	(in thousands) (unaudited)
Loans held for investment	$2,022,320	$1,034,312	$735,414
Add: Loans held for sale	13,030	4,459	3,420
Less: Funding debt	(680,602)	(817,926)	(569,234)
Less: Notes issued by securitization trusts	(1,176,673)	—	—
Equity Capital Required (Non-GAAP)	$178,075	$220,845	$169,600
3 Other costs consists of one-time expenses incurred in the period associated with the Company's initial public offering, its strategic acquisitions, and impairment of right of use assets.